                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                                  by and among

                               ACCESS CORPORATION
                                    as Seller

                                       and

                   UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC.
                                  as Purchaser

                                TABLE OF CONTENTS

ARTICLE I
         Definitions............................................................      1
         Section 1.1       Certain General Definitions..........................      1

ARTICLE II
         Terms of Sale and Payment..............................................      4
         Section 2.1       Sale of Assets.......................................      4
                           2.1.1    The Assets..................................      4
                           2.1.2    Excluded Assets.............................      5
                           2.1.3    Assumed Liabilities.........................      5
         Section 2.2       Purchase Price.......................................      6
         Section 2.4       The Closing..........................................      6

ARTICLE III
         Representations and Warranties of the Company and the Stockholders.....      6
         Section 3.1       Organization and Good Standing; Qualification........      6
         Section 3.2       Corporate Records....................................      7
         Section 3.3       Authorization and Validity...........................      7
         Section 3.4       No Violation.........................................      7
         Section 3.5       Consents.............................................      7
         Section 3.6       Financial Statements.................................      8
         Section 3.7       Liabilities and Obligations..........................      8
         Section 3.8       Employee Matters.....................................      8
                           3.8.1    Cash Compensation...........................      8
                           3.8.2    Compensation Plans..........................      8
                           3.8.3    Employment Agreements.......................      9
                           3.8.4    Employee Policies and Procedures............      9
                           3.8.5    Unwritten Amendments........................      9
                           3.8.6    Labor Compliance............................      9
                           3.8.7    Unions......................................      9
                           3.8.8    Aliens......................................      9
         Section 3.9       Employee Benefit Plans...............................     10
                           3.9.1    Identification..............................     10
                           3.9.2    Administration..............................     10
                           3.9.3    Examinations................................     10
                           3.9.4    Prohibited Transactions.....................     10
                           3.9.5    Claims and Litigation.......................     10
                           3.9.6    Qualification...............................     10
                           3.9.7    Funding Status..............................     11
                           3.9.8    Excise Taxes................................     11
                           3.9.9    Multiemployer Plans.........................     11
                           3.9.10   PBGC........................................     11
                           3.9.11   Retirees....................................     11
         Section 3.10      Absence of Certain Changes...........................     11

         Section 3.11      Title; Leased Assets..........................................................     13
                           3.11.1   Real Property........................................................     13
                           3.11.2   Personal Property....................................................     13
                           3.11.3   Leases...............................................................     13
         Section 3.12      Commitments...................................................................     13
                           3.12.1   Commitments; Defaults................................................     13
                           3.12.2   No Cancellation or Termination of Commitment.........................     15
         Section 3.13      Insurance.....................................................................     15
         Section 3.14      Proprietary Rights and Information............................................     15
         Section 3.15      Taxes.........................................................................     15
                           3.15.1   Filing of Tax Returns................................................     15
                           3.15.2   Payment of Taxes.....................................................     16
                           3.15.3   No Pending Deficiencies, Delinquencies, Assessments or Audits........     16
                           3.15.4   No Extension of Limitation Period....................................     16
                           3.15.5   Withholding Requirements Satisfied...................................     16
                           3.15.6   Foreign Person.......................................................     16
                           3.15.7   Safe Harbor Lease....................................................     16
                           3.15.8   Tax Exempt Entity....................................................     16
                           3.15.9   Collapsible Corporation..............................................     17
                           3.15.10  Boycotts.............................................................     17
                           3.15.11  Parachute Payments...................................................     17
                           3.15.12  S Corporation........................................................     17
                           3.15.13  Personal Service Corporation.........................................     17
                           3.15.14  Personal Holding Company.............................................     17
         Section 3.16      Compliance with Laws..........................................................     17
         Section 3.17      Finder's Fee..................................................................     17
         Section 3.18      Litigation....................................................................     17
         Section 3.19      Condition of Fixed Assets.....................................................     18
         Section 3.20      Distributions and Repurchases.................................................     18
         Section 3.21      Banking Relations.............................................................     18
         Section 3.22      Ownership Interests of Interested Persons; Affiliations.......................     18
         Section 3.23      Environmental Matters.........................................................     18
         Section 3.24      Certain Payments..............................................................     18

ARTICLE IV
         Representations and Warranties of Purchaser.....................................................     19
         Section 4.1       Organization and Good Standing................................................     19
         Section 4.2       Authorization and Validity....................................................     19
         Section 4.3       Finder's Fee..................................................................     19
         Section 4.4       Reserved......................................................................     19
         Section 4.5       Filings.......................................................................     19

ARTICLE V
         Covenants of the Company........................................................................     20
         Section 5.1       Consummation of Agreement.....................................................     20
         Section 5.2       Business Operations...........................................................     20
         Section 5.3       Access........................................................................     20

         Section 5.4       Notification of Certain Matters..................................     20
         Section 5.5       Approvals of Third Parties.......................................     21
         Section 5.6       Employee Matters.................................................     21
         Section 5.7       Contracts........................................................     21
         Section 5.8       Capital Assets; Payments of Liabilities..........................     22
         Section 5.9       Mortgages, Liens and Guaranties..................................     22
         Section 5.10      Acquisition Proposals............................................     22
                           5.10.1   Solicited Proposals.....................................     22
                           5.10.2   Other Potential Bidders.................................     22
         Section 5.11      Distributions and Repurchases....................................     23

ARTICLE VI
         Covenants of Purchaser.............................................................     23
         Section 6.1       Consummation of Agreement........................................     23
         Section 6.2       Requirements to Effect Acquisition...............................     23
         Section 6.3       Access...........................................................     23
         Section 6.4       Notification of Certain Matters..................................     24
         Section 6.5       Approvals of Third Parties.......................................     24

ARTICLE VII
         Covenants of all Parties...........................................................     24
         Section 7.1       Filings; Other Action............................................     24
         Section 7.2       Amendment of Schedules...........................................     25
         Section 7.3       Executive Retention Agreements...................................     25

ARTICLE VIII
         Conditions Precedent of Purchaser..................................................     26
         Section 8.1       Due Diligence....................................................     26
         Section 8.2       Representations and Warranties...................................     26
         Section 8.3       Covenants........................................................     26
         Section 8.4       Legal Opinion....................................................     26
         Section 8.5       Proceedings......................................................     26
         Section 8.6       No Material Adverse Change.......................................     26
         Section 8.7       Securities Approvals.............................................     26
         Section 8.8       Simultaneous Closings............................................     26
         Section 8.9       Closing Deliveries...............................................     27

ARTICLE IX
         Conditions Precedent of the Company................................................     27
         Section 9.1       Representations and Warranties...................................     27
         Section 9.2       Covenants........................................................     27
         Section 9.3       Legal Opinions...................................................     27
         Section 9.4       Proceedings......................................................     27
         Section 9.5       Government Approvals and Required Consents.......................     27
         Section 9.6       Securities Approvals.............................................     27
         Section 9.7       Closing Deliveries...............................................     28
         Section 9.8       Stockholder Approval.............................................     28

         Section 9.9       Oce Transaction..................................................   28

ARTICLE X
         Closing Deliveries.................................................................   28
         Section 10.1      Deliveries of the Company........................................   28
         Section 10.2      Deliveries of Purchaser..........................................   29

ARTICLE XI
         Post Closing Matters...............................................................   30
         Section 11.1      Further Instruments of Transfer..................................   30

ARTICLE XIV
         Termination........................................................................   30
         Section 12.1      Termination......................................................   30
         Section 12.2      Effect of Termination............................................   31

ARTICLE XIII
         Nondisclosure of Confidential Information..........................................   31
         Section 13.1      Nondisclosure....................................................   31
         Section 13.2      Damages..........................................................   32
         Section 13.3      Survival.........................................................   32

ARTICLE XIV

         Miscellaneous......................................................................   32
         Section 14.1      Amendment; Waivers...............................................   32
         Section 14.2      Assignment.......................................................   32
         Section 14.3      Parties In Interest; No Third Party Beneficiaries................   32
         Section 14.4      Entire Agreement.................................................   32
         Section 14.5      Severability.....................................................   33
         Section 14.6      Survival of Representations, Warranties and Covenants............   33
         Section 14.7      Governing Law....................................................   33
         Section 14.8      Captions.........................................................   33
         Section 14.9      Gender and Number................................................   33
         Section 14.10     Reference to Agreement...........................................   33
         Section 14.11     Confidentiality; Publicity and Disclosures.......................   33
         Section 14.12     Notice...........................................................   34
         Section 14.13     Choice of Forum..................................................   35
         Section 14.14     No Waiver; Remedies..............................................   35
         Section 14.15     Counterparts.....................................................   35
         Section 14.16     Costs, Expenses and Legal Fees...................................   35

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), dated as of August 19, 1997, is by and between ACCESS Corporation, an Ohio corporation (including any trust successor thereto as contemplated by Section 14.2, the "Company"), and Universal Document Management Systems, Inc., an Ohio corporation ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of servicing hardware and software for its installed base of customers and third parties, and marketing software for the electronic storage, control and processing of technical documentation, and

         WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company substantially all of the Company's assets (except the Excluded Assets as defined below) and assume all of the Company's liabilities as of the Closing Date (as defined herein) upon the terms and conditions hereinafter set forth,

         NOW, THEREFORE, and in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN GENERAL DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1.1 "actual knowledge", "have no actual knowledge of, "do not actually know of" and similar phrases shall mean (i) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person, and (ii) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by any director or executive officer of such entity.

                  1.1.2 "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person.

                  1.1.3 "best knowledge", "have no knowledge of", "do not know of" or "to the knowledge of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any stockholder, director or executive officer of such entity after reasonable investigation and inquiry.

                  1.1.4 "Company Capital Stock" shall mean the shares of capital stock of the Company, as set forth in the Company Disclosure Schedules, which are authorized, issued and outstanding at any time on or after the date of this Agreement to and including the Closing Date.

                  1.1.5 "Company Disclosure Schedules" shall mean the schedules of exceptions and other disclosures attached hereto as of the date hereof or otherwise delivered by the Company to Purchaser, as such may be amended or supplemented from time to time pursuant to the provisions hereof. The information contained in the Company Disclosure Schedules is labeled to correspond with the principal Section numbers of this Agreement to which the disclosure relates.

                  1.1.6 "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

                  1.1.7 "Environmental Laws" shall mean any laws or regulations pertaining to the environment, as in effect on the date hereof and the Closing Date, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. SectionSection9601 et seq.), as amended (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. SectionSection6901 et seq., as amended), and regulations promulgated thereunder,
(iii) statutes, rules or regulations, whether federal, state or local, applicable to the Company's assets or operations that relate to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to the Company's assets or operations.

                  1.1.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.1.10 "Initial Public Offering" shall mean the initial underwritten public offering of Purchaser Common Stock contemplated by the Registration Statement (as hereinafter defined).

                  1.1.11 [Reserved]

                  1.1.12 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.1.13 "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

                  1.1.14 "Material Adverse Effect" shall mean a material adverse effect on the Company's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, in consideration of all relevant facts and circumstances.

                  1.1.15 "ordinary course of business" shall mean the usual and customary way in which the Company has conducted its business in the past.

                  1.1.16 "person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

                  1.1.17 "Related Acquisitions" shall mean, collectively, the transactions contemplated hereby, and the mergers and acquisitions of entities and assets contemplated by the definitive acquisition agreements between Purchaser and the other Target Companies.

                  1.1.18 "Schedules" shall mean the Company Disclosure Schedules and the Purchaser Disclosure Schedules.

                  1.1.19 "SEC" shall mean the United States Securities and Exchange Commission.

                  1.1.20 "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.1.21 "Target Companies" shall mean the companies listed on
Exhibit 1.1.21 which Purchaser intends to acquire simultaneously with its acquisition of the Company.

                  1.1.22 "Tax Returns" shall include all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

                  1.1.23 "Underwriter Representative" shall mean any underwriter in the Initial Public Offering who acts as a managing underwriter in the Initial Public Offering.

                  1.1.24 "Purchaser Common Stock" shall mean the Common Stock, par value $0.01 per share, of Purchaser.

                  1.1.25 "Purchaser Disclosure Schedules" shall mean the schedules of exceptions and other disclosures attached hereto or otherwise delivered by Purchaser to the Company, as such may be amended or supplemented from time to time pursuant to the provisions hereof. The information contained in the Purchaser Disclosure Schedules is labeled to correspond with the Section numbers of this Agreement to which the disclosure relates, if applicable.

                  1.1.26 "Accountable Earnings" shall mean with respect to the 12-month period ending April 30, 1998 for which Accountable Earnings are to be determined for the purposes hereof, the amount of the gross profit attributable to the Company's hardware services business (and specifically excluding the Company's EDMS software and professional services business), as an independent company prior to the Closing and as a separate unit of the Purchaser after the Closing on a combined basis (the "Hardware Services Business"), for such year, with all expenses classified consistently between measurement periods, as reported in the Company's and Purchaser's consolidated statements of income for such 12-month period, determined in accordance with generally accepted accounting principles, consistently applied and as reviewed by KPMG Peat Marwick LLP.

                  1.1.27 "Stockholders(s)" shall mean the holder(s) of any Company Capital Stock.

                  1.1.28 "Option Proceeds" shall mean any proceeds received by the Company as a result of the exercise of stock options and/or stock appreciation rights ("SARs") with respect to Company Capital Stock after the Company Balance Sheet Date.

                  1.1.29 "Oce Agreement" shall mean the Agreement of even date herewith between the Company and Oce N.V. providing, inter alia, for the payment of $1,500,000 (plus accrued dividends if any) in cash to Oce upon the liquidation of the Company.

                  1.1.30 "Oce Reserve Fund" shall mean $1,500,000 in cash to be paid to Oce N.V. pursuant to the Oce Agreement.

                  1.1.31 "Oce Transaction" shall mean the payment of $1,500,000 (plus accrued dividends if any) to Oce pursuant to the Company's Plan of Complete Liquidation and Dissolution in full satisfaction of Oce's equity interest in the Company, all as contemplated by the Oce Agreement.


                                   ARTICLE II

                            TERMS OF SALE AND PAYMENT

         SECTION 2.1 SALE OF ASSETS.

                  2.1.1 THE ASSETS. The Company shall sell, assign, convey, transfer and deliver to Purchaser and Purchaser shall purchase and pay for, on the Closing Date, free and clear of all liens and encumbrances, all of the assets, rights, properties, claims, contracts and business of the Company at the Closing Date of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located (excluding the Excluded Assets, the "Assets"), including but not limited to, the following:

                           (i) Inventory. The Company's entire inventory of
finished goods, purchased parts, operating supplies, work-in-progress and unshipped finished goods of the Company, including products or supplies on hand or in transit ("Inventory");

                           (ii) Equipment. All vehicles, equipment, furniture,
fixtures, supplies, computers and computer equipment and other tangible personal property, all material items of which are listed on Schedule 2.1.1(ii) ("Equipment");

                           (iii) Records. All pertinent records, financial and
non-financial, relating to the present and past operating history of the Company's business;

                           (iv) Contracts. All outstanding contracts, leases,
licenses, obligations, commitments, agreements, customer orders, contracts for goods, supplies, materials, equipment, machinery, for other items used in the operation of the Company's business that are disclosed in writing to Purchaser and are in existence on the Closing Date (the "Contracts");

                           (v) Leases of Real Property. The leasehold interests
in all of the real property leased by the Company, all of which are listed on
Schedule 2.1.1(v) hereto;

                           (vi) Intangible Assets. All intangible assets of the
Company relating to past, current and presently contemplated future products including trademarks, trademark registrations, patents, patent registrations, copyrights, copyright registrations, tradenames, other trade designations, trademark applications, patent applications, copyright applications, inventions, service marks, trade secrets, permits, licenses, royalties (including any rights to sue for breach or past infringement) relating to such business, and agreements relating to technology, know-how or processes the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use, all of which, to the extent material to the business of the Company, are listed on Schedule 2.1.1(vi) (the "Proprietary Rights") hereto;

                           (vii) Accounts Receivable. All accounts receivable of
the Company in existence on the Closing Date, including all notes, bonds and other evidences of such receivables;

                           (viii) Cash/Prepaid Expenses. All cash on hand, cash
equivalents, deposits in transit and prepaid expenses as of the Closing Date, excluding any Option Proceeds and the Class II Preferred Stock Reserve Fund; and

                           (ix) Permits and Licenses. All permits, licenses,
consents and any other forms of government approval as will be required for the operation of the Company's business as of the Closing Date.

                  2.1.2 EXCLUDED ASSETS. The Excluded Assets shall consist of:

                           (i) The Option Proceeds;

                           (ii) The Oce Reserve Fund; and

                           (iii) The personal property, including office
furniture, owned by Company employees and listed on Schedule 2.1.2(iii) of the Company Disclosure Schedules.

                  2.1.3 ASSUMED LIABILITIES. On the Closing Date, Purchaser will assume and agree to pay and discharge all of the obligations and liabilities of the Company in existence as of the Closing Date, whether or not accrued, absolute, contingent, unasserted, unassessed or otherwise, including but not limited to liabilities arising under any Environmental Laws with respect to any of the Assets.

         SECTION 2.2 PURCHASE PRICE. Purchaser shall pay the Company a purchase price for the Assets as follows:

                           (i) At the Closing, $3 million in cash,

                           (ii) Any amounts payable pursuant to Section 2.4
(ii)(c); and

                           (iii) Additional consideration of up to $1 million
which shall be payable in cash. The additional consideration shall be based upon Accountable Earnings as follows:

        If Accountable Earnings are:        Additional Consideration will be:
        $2,000,000 or greater               $1,000,000
        $1,950,000 to $1,999,999.99         $800,000
        $1,900,000 to $1,949,999.99         $600,000
        $1,850,000 to $1,899,999.99         $400,000
        $1,800,000 to $1,849,999.99         $200,000
        Less than $1,800,000                -0-

                           (iv) Within 90 days after April 30, 1998, Purchaser
shall deliver to the Company its calculation of the additional consideration determined pursuant to Section 2.2(ii), showing in reasonable detail the calculation thereof. The Company shall be entitled to access to the books, records and personnel of Purchaser to review such calculation. If the Company notifies Purchaser of its agreement with such calculation or does not object to Purchaser's calculation of such additional consideration within 45 days after the receipt thereof, such calculation shall be final, binding and conclusive for all purposes. If the Company objects to such calculation, it shall notify Purchaser within such 45-day period, setting forth in reasonable detail the basis for its objection and its proposed adjustments to the calculation of such additional consideration. Purchaser and the

Company shall seek in good faith to resolve any such dispute within 30 days following receipt of notice of the Company's objection. If they are unable to reach agreement within such 30-day period, then such accounting firm as shall be agreed upon by the parties shall be engaged to review the calculations of additional consideration prepared by Purchaser and the Company and shall make a final, binding and conclusive determination of any matters in dispute. The fees and expenses of such accounting firm shall be paid jointly by Purchaser and the Company.

                           (v) Purchaser shall pay the additional consideration
calculated pursuant to Section 2.2.(ii) to the Company in cash within 30 days after the final calculation thereof pursuant to Section 2.2(iii).

                           (vi) From the Closing until April 30, 1998, Purchaser
shall operate the Hardware Services Business in the ordinary course, consistent with the Company's prior practice.

         SECTION 2.3 ALLOCATION. Exhibit 2.3, to be agreed upon prior the Closing and attached hereto, shall set forth an allocation of the Purchase Price.

         SECTION 2.4 ADJUSTMENT.

         (a) If as of the Closing Date,

                  (i) the Company has at least $1,500,000 in cash, then the Company shall consummate the Oce Transaction and pay to Oce all amounts payable to it pursuant thereto out of the Company's cash on hand as of the Closing Date;

                  (ii) the Company has less than $1,500,000 in cash and the sum of the Company's cash and accounts receivable equals or exceeds $3,200,000, then
(a) the Company will calculate its accounts receivable as of the Closing Date, provided that at Purchaser's request, such calculation shall be subject to review by and approval of Purchaser's accountants within five business days of the Closing Date; (b) the Company shall consummate the Oce Transaction and pay to Oce all amounts payable to it pursuant thereto first out of the Company's cash on hand as of the Closing Date, with any remaining amount to be paid out of the purchase price paid to the Company pursuant to Section 2.2(i); and (c) Purchaser shall pay the Company (or its shareholders), as soon as practicable after receipt by Purchaser, 50% of any payments actually received by Purchaser thereafter with respect to the Company's accounts receivable identified in clause (a) above until the total amount paid to the Company (or its shareholders) from such accounts receivable equals the amount which the Company deducted from the purchase price in connection with payment to Oce pursuant to clause (b) above; or

                  (iii) the Company has less than $1,500,00 and the sum of the Company's cash and accounts receivable is less than $3,200,000, then Purchaser may, at its sole discretion, terminate this Agreement, which termination shall have the effect described in Section 12.2.

         (b) If Section 2.4(a)(ii) above is applicable, Purchaser shall attempt to collect such accounts receivable in the ordinary course, using efforts consistent with Purchaser's collection of other accounts receivable of Purchaser, and within 15 days of Purchaser's receipt of a request from the Company, shall provide the Company with a report on Purchaser's collection of such accounts receivable.

         SECTION 2.5 THE CLOSING. The Closing shall take place at 10:00 a.m., Cincinnati time, at the offices of Dinsmore & Shohl LLP simultaneously with the closings of the Initial Public Offering and Purchaser's acquisitions of the Target Companies. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser that, except as may be set forth in the Company Disclosure Schedules, the following are true and correct as of the date hereof:

         SECTION 3.1 ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is qualified and licensed to do business in every jurisdiction in which such qualification and licensing is required, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Except for an office in Irvine, California and warehouse facilities in Hebron, Kentucky, each of which is leased, the Company does not have any offices in any state other than the state of its organization.

         SECTION 3.2 CORPORATE RECORDS. The copies of the Articles of Incorporation and Code of Regulations, and all amendments thereto, of the Company that have been delivered or made available to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, which have been made available to Purchaser, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the Stockholders since April 30, 1994.

         SECTION 3.3 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been or will be as of the Closing Date duly authorized by the Board of Directors of the Company, but such consummation is subject to the approval of the Stockholders. This Agreement has been duly executed and delivered by the Company and constitutes and will as of the Closing Date constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.4 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Code of Regulations of the Company, (b) except as would not, individually or in the aggregate, result in a Material Adverse Effect, conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Company is bound or to which any of the assets of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of the Company or (c) except as would not, individually or in the aggregate, result in a Material Adverse Effect, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         SECTION 3.5 CONSENTS. Except as may have been obtained or as may be required under the Exchange Act, the Securities Act, the Ohio General Corporation Law and state securities laws, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to be obtained by the Company to authorize, or is required to be obtained by the Company in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company, other than the approval of the Stockholders and such consents as to which the failure to obtain would not, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 3.6 FINANCIAL STATEMENTS. The Company has furnished to Purchaser its audited balance sheet dated as of April 30, 1997 (the "Company Balance Sheet" and the date thereof shall be referred to as the "Company Balance Sheet Date") and audited related statements of income, retained earnings and cash flows for the two full fiscal years then ended (collectively, with the related notes thereto, the "Financial Statements"), copies of which are included in the Company Disclosure Schedules. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (subject to normal year-end adjustments and the absence of notes for any unaudited interim financial statement for any interim periods presented) applied on a consistent basis with prior periods, except as otherwise indicated in the Financial Statements.

         SECTION 3.7 LIABILITIES AND OBLIGATIONS. The Financial Statements reflect all material liabilities of the Company, accrued, contingent or otherwise that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business since the Company Balance Sheet Date. Except as set forth in the Financial Statements, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any other material claims or liabilities.

         SECTION 3.8 EMPLOYEE MATTERS.

                  3.8.1 CASH COMPENSATION. The Company Disclosure Schedules contain a complete and accurate list of the names, titles and annual cash compensation as of the Company Balance Sheet Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company. In addition, the Company Disclosure Schedules contain a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected.

                  3.8.2 COMPENSATION PLANS. The Company Disclosure Schedules contain a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees. The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has provided or made available to Purchaser a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by the Company.

                  3.8.3 EMPLOYMENT AGREEMENTS. The Company is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

                  3.8.4 EMPLOYEE POLICIES AND PROCEDURES. The Company has provided to Purchaser a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company. The Company has maintained and shall continue to maintain, and has given and shall continue to give Purchaser reasonable access to, a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                  3.8.5 UNWRITTEN AMENDMENTS. No material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

                  3.8.6 LABOR COMPLIANCE. The Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of the Company, threatened against the Company before any federal, state or local court, board, department, commission or agency (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the actual knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the knowledge of the Company, does any valid basis therefor exist).

                  3.8.7 UNIONS. The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. To the actual knowledge of the Company, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

                  3.8.8 ALIENS. To the best knowledge of the Company, all employees of the Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

         SECTION 3.9 EMPLOYEE BENEFIT PLANS.

                  3.9.1 IDENTIFICATION. The Company Disclosure Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by the Company, or to which the Company has contributed on behalf of its employees, within the three years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided or made available to Purchaser copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications and administrative forms that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to Purchaser a written description of any other existing practice engaged in by the Company that constitutes an Employee Benefit Plan. Subject to the requirements of the Internal Revenue Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. No unwritten amendment exists with respect to any Employee Benefit Plan.

                  3.9.2 ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Stockholders have made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program with respect to all applicable Employee Benefit Plans.

                  3.9.3 EXAMINATIONS. The Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                  3.9.4 PROHIBITED TRANSACTIONS. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plan.

                  3.9.5 CLAIMS AND LITIGATION. No pending or, to the actual knowledge of the Company, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  3.9.6 QUALIFICATION. The Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code (and for which the related trust is intended to be tax-exempt within the meaning of Section 501 (a) of the Internal Revenue Code). No proceedings exist or, to the actual knowledge of the Company, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  3.9.7 FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Internal Revenue Code) in which the Company is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. The Company does not sponsor any Employee Benefit Plan described in Section 501(c)(9) of the Internal Revenue Code. None of the Employee Benefit Plans are subject to actuarial assumptions.

                  3.9.8 EXCISE TAXES. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                  3.9.9 MULTIEMPLOYER PLANS. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  3.9.10 PBGC. None of the Employee Benefit Plans is subject to the requirements of Title IV of ERISA.

                  3.9.11 RETIREES. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees after they retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Internal Revenue Code and Sections 601 through 608 of
ERISA.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Since the Company Balance Sheet Date, the Company has not

                  3.10.1 suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of the Company or a Stockholder;

                  3.10.2 contracted for the purchase of any capital asset having a cost in excess of $35,000 or made any single capital expenditure in excess of $35,000;

                  3.10.3 incurred any indebtedness for borrowed money (other than short-term borrowing in the ordinary course of business), or issued or sold any debt securities;

                  3.10.4 incurred or discharged any material liabilities or obligations except in the ordinary course of business;

                  3.10.5 paid any amount on any indebtedness prior to the due date, forgiven or cancelled any claims or any debt in excess of $35,000, or released or waived any rights or claims except in the ordinary course of business;

                  3.10.6 mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                  3.10.7 suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  3.10.8 acquired or disposed of any assets having an aggregate value in excess of $35,000, except in the ordinary course of business;

                  3.10.9 written up or written down the carrying value of any material assets, other than accounts receivable in the ordinary course of business;

                  3.10.10 changed the costing system or depreciation methods of accounting for its assets in any material respect;

                  3.10.11 lost or terminated any employee, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  3.10.12 increased the compensation of any director, officer or consultant;

                  3.10.13 increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $60,000;

                  3.10.14 made any payments (other than compensation) to or loaned any money to any employee, officer, director or Stockholder, except as contemplated by the Oce Transaction;

                  3.10.15 formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  3.10.16 redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any Company Capital Stock or securities or any rights to acquire such Company Capital Stock or securities, or agreed to change the terms and conditions of any such Company Capital Stock, securities or rights except in connection with the exercise of stock options or SARs granted prior to the date hereof;

                  3.10.17 entered into any agreement providing for total payments by the Company in excess of $35,000 in any 12 month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business and except for the Oce Transaction;

                  3.10.18 entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby or as required by law; or

                  3.10.19 entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

         SECTION 3.11 TITLE; LEASED ASSETS.

                  3.11.1 REAL PROPERTY. The Company does not own any interest (other than leasehold interests described in the Company Disclosure Schedules) in real property. The leased real property described in the Company Disclosure Schedules constitutes the only real property necessary for the conduct of the Company's business as currently conducted.

                  3.11.2 PERSONAL PROPERTY. The Company has good, valid and marketable title to all the personal property owned by the Company, all of which is reflected in the Financial Statements (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.11.3 constitute the only tangible personal property necessary for the conduct of the Company's business as currently conducted. Upon consummation of the transactions contemplated hereby, such interest in the Personal Property shall be free and clear of all security interests, liens, claims and encumbrances, other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

                  3.11.3 LEASES. All of the Company's leases which are listed and described in the Company Disclosure Schedules are valid and, to the best knowledge of the Company, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.12 COMMITMENTS.

                  3.12.1 COMMITMENTS; DEFAULTS. Any of the following as to which the Company is a party or is bound by, or which the assets or the business of the Company are bound by, whether or not in writing, are listed in the Company Disclosure Schedules (collectively "Commitments"):

                           3.12.1.1 any partnership or joint venture agreement;

                           3.12.1.2 any guaranty or suretyship, indemnification
or contribution agreement or performance bond;

                           3.12.1.3 any debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                           3.12.1.4 any contract to purchase real property;

                           3.12.1.5 any agreement with dealers or sales or
commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments by the Company within any 12 month period in excess of $35,000 and which is not terminable on 30 days' notice or without penalty;

                           3.12.1.6 any agreement relating to any material
matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Company or, to the best knowledge of the Company, any Stockholder;

                           3.12.1.7 any agreement for the acquisition of
services, supplies, equipment, inventory (other than in the ordinary course), fixtures or other property involving more than $35,000 in the aggregate;

                           3.12.1.8 any powers of attorney;

                           3.12.1.9 any contracts containing noncompetition
covenants material to the business of the Company;

                           3.12.1.10 any agreement providing for the purchase
from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                           3.12.1.11 any other agreement or commitment not made
in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Purchaser. There are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that would have a Material Adverse Effect and, with the giving of notice or lapse of time or both, would constitute defaults by the Company or, to the best knowledge of the Company, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the best knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, offsets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto (other than the Company), nor has the Company waived any rights thereunder.

                  3.12.2 NO CANCELLATION OR TERMINATION OF COMMITMENT. The Company has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Company does not have actual knowledge of any fact that would justify the exercise of such a right; and the Company does not currently contemplate, or have reason to believe any other person currently contemplates, any amendment or change to any Commitment.

         SECTION 3.13 INSURANCE. The Company carries property, liability, workers' compensation and other types of insurance pursuant to the insurance policies listed and briefly described in the Company Disclosure Schedules (the "Insurance Policies"). The Insurance Policies are all insurance polices relating to the business of the Company. All of the Insurance Policies are, to the best knowledge of the Company, valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies, or comparable replacement policies, shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Purchaser. The Company has not received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and to the actual knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, or the Company has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. The Company Disclosure Schedules also set forth a list of all claims under any Insurance Policy in excess of $25,000 per occurrence filed by the Company during the immediately preceding one-year period.

         SECTION 3.14 PROPRIETARY RIGHTS AND INFORMATION. The Company owns or has the legal right to use the Proprietary Rights, to the actual knowledge of the Company, without conflicting, infringing or violating the rights of any other person. No consent of any person will be required for the use thereof by Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Company of the proprietary right of any other person, and the Company does not have actual knowledge of any valid basis for any such claim. The Company has the right to use, to the actual knowledge of the Company, free and clear of any adverse claims or rights of others all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

         SECTION 3.15 TAXES.

                  3.15.1 FILING OF TAX RETURNS. The Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction, except for any such subdivision or jurisdiction with respect to which the failure to so file would not have a Material Adverse Effect. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby. True and correct copies of such Tax Returns for the past five taxable years have heretofore been delivered to Purchaser.

                  3.15.2 PAYMENT OF TAXES. Except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described in the Company Disclosure Schedules, or which will not have a Material Adverse Effect, (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due and (ii) to its best knowledge, the Company is not delinquent in the payment of any tax, assessment or governmental charge.

                  3.15.3 NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. The Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company. To the best knowledge of the Company, there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could be asserted by any taxing authority. There is no taxing authority audit of the

Company pending, or to the actual knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not violated any federal, state, local or foreign tax law.

                  3.15.4 NO EXTENSION OF LIMITATION PERIOD. The Company has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                  3.15.5 WITHHOLDING REQUIREMENTS SATISFIED. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                  3.15.6 FOREIGN PERSON. The Company is not a foreign person, as such term is referred to in Section 1445(f)(3) of the Internal Revenue Code.

                  3.15.7 SAFE HARBOR LEASE. To the best knowledge of the Company, none of the assets of the Company constitutes property that the Company, Purchaser, or any Affiliate of Purchaser, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of
Section 168(f)(8) of the Internal Revenue Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                  3.15.8 TAX EXEMPT ENTITY. None of the assets of the Company and none of the Assets are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Internal Revenue Code.

                  3.15.9 COLLAPSIBLE CORPORATION. The Company has not at any time consented to have the provisions of Section 341(f)(2) of the Internal Revenue Code apply to it.

                  3.15.10 BOYCOTTS. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Internal Revenue Code.

                  3.15.11 PARACHUTE PAYMENTS. No payment required or contemplated to be made by the Company will be characterized as an "excess parachute payment" within the meaning of Section 28OG(b)(1) of the Internal Revenue Code.

                  3.15.12 S CORPORATION. The Company has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Internal Revenue Code.

                  3.15.13 PERSONAL SERVICE CORPORATION. The Company is not a personal service corporation subject to the provisions of Section 269A of the Internal Revenue Code.

                  3.15.14 PERSONAL HOLDING COMPANY. The Company is not or has not been a personal holding company within the meaning of Section 542 of the Internal Revenue Code.

         SECTION 3.16 COMPLIANCE WITH LAWS. The Company has complied with all applicable laws, and regulations and has filed with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by the Company of any federal, state or local law or regulation that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. The Company possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of the Company's business as now conducted, all of which are listed (with expiration dates, if applicable) in the Company Disclosure Schedules. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Since April 30, 1994, the Company has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.17 FINDER'S FEE. The Company has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.18 LITIGATION. There are no legal actions or administrative proceedings or investigations instituted, or to the actual knowledge of the Company threatened, against the Company which (i) if successful are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or
(ii) could adversely affect the ability of the Company to effect the transactions contemplated hereby. The Company is not (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Company or to its business, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree. The Company has no actual knowledge of any valid basis for any such action, proceeding or investigation. All claims made or threatened against the Company in excess of its deductible are covered under its Insurance Policies.

         SECTION 3.19 CONDITION OF FIXED ASSETS. All of the material structures and equipment reflected in the Financial Statements and used by the Company in its business are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company has no actual knowledge of any latent defects therein.

         SECTION 3.20 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind has been declared or paid by the Company on any Company Capital Stock since the Company Balance Sheet Date. No repurchase of any Company Capital Stock has been approved, effected or is pending, or is contemplated by the Board of Directors of the Company.

         SECTION 3.21 BANKING RELATIONS. Set forth in the Company Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         SECTION 3.22 OWNERSHIP INTERESTS OF INTERESTED PERSONS; AFFILIATIONS. To the best knowledge of the Company, no officer, supervisory employee or director of the Company, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contract or arrangement with the Company, except for ownership of less than 5% of the stock of any public corporation.

         SECTION 3.23 ENVIRONMENTAL MATTERS. To the best knowledge of the Company, the Company is not currently in violation of, or subject to any existing, pending or, to the actual knowledge of the Company, threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws, except for any such violations, investigations or inquiries that would not, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 3.24 CERTAIN PAYMENTS. Neither the Company nor any director, officer or employee of the Company acting for or on behalf of the Company, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company:

                  3.24.1 to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

                  3.24.2 any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company that, except as set forth in the Purchaser Disclosure Schedules, the following are true and correct as of the date hereof:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby to be executed by Purchaser have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3 FINDER'S FEE. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 4.4 RESERVED.

         SECTION 4.5 FILINGS. To the best knowledge of Purchaser, the information or documents to be included in the Registration Statement, by exhibit or otherwise, except for such portions thereof as are based on the information or documents supplied by the Company, shall not, at the time the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, to the best knowledge of Purchaser, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company agrees that between the date hereof and the Closing:

         SECTION 5.1 CONSUMMATION OF AGREEMENT. The Company shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require the Company to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein. Accordingly, the Company shall call a meeting of the Stockholders, to be held prior to the anticipated Closing Date, to consider the transactions contemplated hereby and, subject to the limitations of fiduciary duty, shall make reasonable efforts to solicit Stockholder approval of such transactions in accordance with applicable law and the Company's Articles of Incorporation and Code of Regulations.

         SECTION 5.2 BUSINESS OPERATIONS. The Company shall operate its business in the ordinary course. The Company shall use reasonable efforts to preserve the business of the Company intact. The Company shall use reasonable efforts to preserve intact its relationships with customers, suppliers, employees and others having significant business relations with it, unless doing so would impair its goodwill or result, individually or in the aggregate, in a Material Adverse Effect. The Company shall collect its receivables and pay its trade payables in the ordinary course of business consistent with past practice.

         SECTION 5.3 ACCESS. The Company shall, at reasonable times during normal business hours and on reasonable notice, permit Purchaser and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of the Company, including its employees, customers and suppliers, and permit Purchaser and its authorized representatives to inspect and, at Purchaser's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Company as Purchaser and its representatives may request, all for the sole purpose of permitting Purchaser to become familiar with the business and assets and liabilities of the Company. In the event this Agreement is terminated prior to the Closing Date, Purchaser shall promptly return any such documents, records and information or copies thereof in its possession and thereafter shall not use such documents, records, information or copies for any purpose whatsoever.

         SECTION 5.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall promptly inform Purchaser in writing of (a) any notice of or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company subsequent to the date of this Agreement and prior to the Closing Date under any Commitment material to the Company's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Company's condition (financial or otherwise), operations, assets, liabilities or business.

         SECTION 5.5 APPROVALS OF THIRD PARTIES. The Company shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including, without limitation, all necessary approvals and consents required under any real property and personal property leases;

provided, however, that this covenant shall not require the Company to make any material expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

         SECTION 5.6 EMPLOYEE MATTERS. The Company shall not, without the prior written approval of Purchaser, except in the ordinary course of business, or as required by law or as would not have a Material Adverse Effect:

                  5.6.1 increase the Cash Compensation of any Stockholder or other employee of the Company (other than in the ordinary course of business and consistent with past practice);

                  5.6.2 adopt, amend or terminate any Compensation Plan;

                  5.6.3 adopt, amend or terminate any Employment Agreement;

                  5.6.4 adopt, amend or terminate any Employee Policies and Procedures;

                  5.6.5 adopt, amend or terminate any Employee Benefit Plan;

                  5.6.6 take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                  5.6.7 fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

                  5.6.8 fail to file any return or report with respect to any Employee Benefit Plan;

                  5.6.9 institute, settle or dismiss any employment litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                  5.6.10 enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

                  5.6.11 take or fail to take any action with respect to any past or present employee of the Company that would, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 5.7 CONTRACTS. Except with Purchaser's prior written consent (not to be withheld unreasonably) or in the ordinary course of business, the Company shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale that is material to the Company's business, nor will it waive any material right or cancel any material contract, debt or claim.

         SECTION 5.8 CAPITAL ASSETS; PAYMENTS OF LIABILITIES. The Company shall not, without the prior written approval of Purchaser (not to be withheld unreasonably) (a) acquire or dispose of any capital asset having a fair market value of $35,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Company Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

         SECTION 5.9 MORTGAGES, LIENS AND GUARANTIES. The Company shall not, without the prior written approval of Purchaser (not to be withheld unreasonably), enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

         SECTION 5.10 ACQUISITION PROPOSALS.

                  5.10.1 SOLICITED PROPOSALS. The Company agrees that from and after the date of this Agreement (a) neither the Company nor any of its officers and directors shall, and the Company shall direct and use its best efforts to cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.10; and (c) that the Company will notify Purchaser immediately if any material inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company.

                  5.10.2 OTHER POTENTIAL BIDDERS. Notwithstanding anything to the contrary in Section 5.10.1 above, the Company may, directly or indirectly, furnish information and access, in each case in response to requests therefor which are not solicited by the Company nor any of its officers or directors or, to the actual knowledge of the Company, the Company's employees, agents or representatives (collectively for purposes of this Section 5.10.2, "Company Contacts") after the date hereof (including any such request from any corporation, partnership, person, or other entity or group contacted by the Company Contacts prior to the date hereof), to any corporation, partnership, person, or other entity or group pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of Company Capital Stock or similar transaction, if the Company's Board of Directors determines in its good faith judgment that such action is appropriate in furtherance of the best interests of the Stockholders. In addition, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such entity or group.

         SECTION 5.11 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by the Company in respect of Company Capital Stock, nor will any repurchase of any Company Capital Stock be approved or effected.


                                   ARTICLE VI

                             COVENANTS OF PURCHASER

         Purchaser agrees that between the date hereof and the Closing:

         SECTION 6.1 CONSUMMATION OF AGREEMENT. Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the transactions contemplated hereby, including, without limitation, the consummation of the Initial Public Offering and the acquisition of all of the Target Companies; provided, however, that this covenant shall not require Purchaser to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein. Purchaser will provide the Company copies of all documents filed with the SEC in connection with the Initial Public Offering when filed and copies of all comments and other correspondence received from the SEC with respect thereto.

         SECTION 6.2 REQUIREMENTS TO EFFECT ACQUISITION. Purchaser will use its best efforts to take, or cause to be taken, all actions necessary to effect the transactions contemplated hereby under applicable law, including, without limitation, the consummation of the Initial Public Offering, the acquisition of all of the Target Companies, the filing with the appropriate government officials of the Registration Statement and responses to SEC comments thereon, and all other documents necessary in connection with any of the foregoing in the form approved by counsel for the parties to this Agreement.

         SECTION 6.3 ACCESS. Purchaser shall, at reasonable times during normal business hours and on reasonable notice, permit the Company, and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of Purchaser, including its employees, and permit the Company, and its authorized representatives to inspect and, at the Company's sole expense, make copies of all documents, records and information with respect to the affairs of Purchaser as the Company and its representatives may request (including documents, records and information pertaining to or generated in connection with any Target Company, except as may be prohibited by confidentiality agreements to which Purchaser is a party), all for the sole purpose of permitting the Company to become familiar with the business and assets and liabilities of Purchaser.

         SECTION 6.4 NOTIFICATION OF CERTAIN MATTERS. Purchaser shall promptly inform the Company in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Purchaser subsequent to the date of this Agreement and prior to the Closing Date under any Purchaser Commitment material to Purchaser's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Purchaser's condition (financial or otherwise), operations, assets, liabilities or business.

         SECTION 6.5 APPROVALS OF THIRD PARTIES. Purchaser shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         SECTION 6.6 OFFERS OF EMPLOYMENT. The Purchaser shall make offers of employment to all or substantially all of the employees on the Company's payroll as of the Closing Date on terms and conditions substantially similar to the then current terms and conditions of their employment with the Company, provided however, that nothing herein shall be construed so as to provide any employee of the Company any guaranty of continued employment or to impose any additional obligation on the Purchaser with respect thereto.

         SECTION 6.7 EXECUTIVE RETENTION AGREEMENTS. The Company has entered into separate Executive Retention Agreements, each dated August 24, 1994 (the "Company Retention Agreements"), with Scott D. Watkins and Newton D. Baker (each a "Designated Employee"), which Company Retention Agreements are appended hereto as Exhibit 7.3. At Closing, Purchaser shall assume all obligations of the Company under the Company Retention Agreements, except as otherwise set forth in those certain Employment Agreements between Purchaser and each of the Designated Employees, and delivered pursuant to Section 10.1.10 hereof.


                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

         Purchaser and the Company agree as follows:

         SECTION 7.1 FILINGS; OTHER ACTION.

                  7.1.1 The Company shall cooperate with Purchaser by promptly providing information reasonably requested and required by Purchaser in connection with the preparation and filing by Purchaser with the SEC of the Registration Statement on Form S-1 (or other appropriate Form) in connection with its Initial Public Offering (including the prospectus constituting a part thereof, the "Registration Statement"). Purchaser shall obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company as may be reasonably requested in connection with any such action.

                  7.1.2 None of the information or documents supplied or to be supplied by each of the Company and Purchaser specifically for inclusion in the Registration Statement, by exhibit or otherwise, will, at the time the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Purchaser shall agree as to the information and documents supplied by the Company for inclusion in the Registration Statement and shall indicate such information and documents in a letter to be delivered at Closing (the "Information Letter"). The Company shall be entitled to review the Registration Statement and each amendment thereto, if any, and any SEC comments thereon and Purchaser's responses thereto prior to the time each becomes effective under the Securities Act.

                  7.1.3 The Company shall, upon request, furnish Purchaser with all information concerning the Company, its subsidiaries, directors, officers, partners and Stockholders and such other matters as may be reasonably requested by Purchaser in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the transactions contemplated by this Agreement.

                  7.1.4 Purchaser hereby releases the Company from, agrees that the Company shall not be liable for, and agrees to hold the Company harmless against, any damages, costs, liability, expenses and claims that may be occasioned by any cause whatsoever pertaining to and arising out of the information or documents included in the Registration Statement, by exhibit or otherwise, except for such portions thereof as are based on information or documents supplied by the Company.

         SECTION 7.2 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly (i) in the case of Purchaser, the Purchaser Disclosure Schedules and (ii) in the case of the Company, the Company Disclosure Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that, no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company may be made unless Purchaser consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Purchaser may be made unless the Company consents to such amendment or supplement. For all purposes of this Agreement, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section
7.2. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 7.2 and Purchaser does not consent to such amendment or supplement, or Purchaser seeks to amend or supplement a Schedule pursuant to this Section 7.2 and the Company and the Stockholder do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section
12.1.1 hereof.


                                  ARTICLE VIII

                        CONDITIONS PRECEDENT OF PURCHASER

         Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 8.1 DUE DILIGENCE. Purchaser shall have completed its due diligence review of the Company and shall be satisfied with the results thereof.

         SECTION 8.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date (except for changes arising in the ordinary course of business which are not prohibited by this Agreement and which do not have a Material Adverse Effect.

         SECTION 8.3 COVENANTS. The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company or the Stockholders prior to the Closing Date.

         SECTION 8.4 LEGAL OPINION. Counsel to the Company shall have delivered to Purchaser its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect set forth in Exhibit 8.4.

         SECTION 8.5 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 8.6 NO MATERIAL ADVERSE CHANGE. No change with a Material Adverse Effect shall have occurred since the Company Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Company.

         SECTION 8.7 SECURITIES APPROVALS. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Closing Date, Purchaser shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. The Purchaser Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notification of issuance.

         SECTION 8.8 SIMULTANEOUS CLOSINGS. The Initial Public Offering and Purchaser's acquisition of all of the Target Companies (or such Target Companies if less than all of them as Purchaser and the Underwriter Representative shall agree will be sufficient for purposes of the Initial Public Offering) shall all be closed and consummated simultaneously with the Closing.

         SECTION 8.9 CLOSING DELIVERIES. Purchaser shall have received all documents and agreements, duly executed and delivered in form satisfactory to Purchaser, referred to in Section 10.1.


                                   ARTICLE IX

                       CONDITIONS PRECEDENT OF THE COMPANY

         Except as may be waived in writing by the Company, the obligations of the Company hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         SECTION 9.2 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

         SECTION 9.3 LEGAL OPINION.

                  9.3.1 Counsel to Purchaser shall have delivered to the Company its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit 9.3.1.

         SECTION 9.4 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 9.5 GOVERNMENT APPROVALS AND REQUIRED CONSENTS. The Company and Purchaser shall have obtained all necessary government and other third party approvals and consents.

         SECTION 9.6 SECURITIES APPROVALS. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Closing Date, Purchaser shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. At or prior to the Closing Date, the Purchaser Common Stock shall have been approved for listing on The Nasdaq National Market, subject only to official notification of issuance.

         SECTION 9.7 CLOSING DELIVERIES. The Company shall have received all documents and agreements, duly executed and delivered in form satisfactory to the Company, referred to in Section 10.2.

         SECTION 9.8 STOCKHOLDER APPROVAL. The Stockholders shall have approved all transactions contemplated under this Agreement to be carried out by the Company.

         SECTION 9.9 OCE TRANSACTION. The Oce Agreement shall be in full force and effect and all actions shall have been taken so that the Oce Transaction can be consummated promptly after the Closing.


                                    ARTICLE X

                               CLOSING DELIVERIES

         SECTION 10.1 DELIVERIES OF THE COMPANY. At or prior to the Closing Date, the Company shall deliver to Purchaser c/o Dinsmore & Shohl LLP, counsel to Purchaser, the following, all of which shall be in form and substance satisfactory to Purchaser:

                  10.1.1 a copy of resolutions of the Board of Directors and the Stockholders of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the transactions contemplated hereby, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  10.1.2 a certificate of the President of the Company, dated the Closing Date, as to the truth and correctness in all material respects of the representations and warranties of the Company contained herein on and as of the Closing Date;

                  10.1.3 a certificate of the President of the Company, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company to the Closing have been satisfied;

                  10.1.4 a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

                  10.1.5 The Company shall execute, acknowledge and deliver the following documents relating to title of the Assets:

                           (i) deeds, bills of sale and assignments sufficient
to convey to Purchaser good, valid and marketable fee simple to all Assets free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, right of way, equities, options, rights of first refusal restrictions, special tax or governmental assessments, defects in title and other burdens, except for exceptions permitted by Purchaser; and

                           (ii) an assignment and assumption agreement whereby
the Company shall convey and Purchaser shall assume and covenant to fully perform and comply with the Assumed Liabilities, including but not limited to, the assumption of the Retention Agreements.

                  10.1.6 an opinion of Taft, Stettinius & Hollister, counsel to the Company, dated as of the Closing Date, pursuant to Section 8.4;

                  10.1.7 all necessary authorizations, consents, approvals, permits and licenses, including without limitation, those necessary for the assignment of the Company's real property leases and the Contracts;

                  10.1.8 the Information Letter required by Section 7.1.2;

                  10.1.9 such other instrument or instruments of transfer prepared by Purchaser as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement; and

                  10.1.10 Employment Agreements between the Designated Employees and Purchaser in substantially the form attached hereto as Exhibit 10.1.10.

         SECTION 10.2 DELIVERIES OF PURCHASER. At or prior to the Closing Date, Purchaser shall deliver to the Company c/o Dinsmore & Shohl LLP, counsel to Purchaser, the following, all of which shall be in a form satisfactory to the Company;

                  10.2.1 a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, certified by Purchaser's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  10.2.2 a certificate of an officer of Purchaser dated the Closing Date as to the truth and correctness of the representations and warranties of Purchaser contained herein on and as of the Closing Date;

                  10.2.3 a certificate of an officer of Purchaser dated the Closing Date, (i) as to the performance and compliance by Purchaser with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;

                  10.2.4 a certificate of the Secretary of Purchaser certifying as to the incumbency of the officers of Purchaser who have executed documents delivered at the Closing on behalf of Purchaser;

                  10.2.5 an assignment and assumption agreement whereby Purchaser shall assume and covenant to fully perform and comply with the Assumed Liabilities, including but not limited to, the assumption of the Retention Agreements;

                  10.2.6 an opinion of Dinsmore & Shohl LLP, counsel to Purchaser, dated as of the Closing Date, pursuant to Section 9.3.1:

                  10.2.7 the Purchase Price payable at Closing; and

                  10.2.8 such other instrument or instruments of transfer, prepared by the Company as shall be necessary or appropriate, as the Company or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE XI

                              POST CLOSING MATTERS

         SECTION 11.1 FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the reasonable request of Purchaser or of the Company, and in each case at Purchaser's sole cost and expense, the Company or Purchaser, as the case may be, shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.


                                   ARTICLE XIV

                                   TERMINATION

         SECTION 12.1 TERMINATION. This Agreement may be terminated and the transaction contemplated by this Agreement may be abandoned:

                  12.1.1 at any time prior to the Closing Date by mutual agreement of all parties;

                  12.1.2 at any time prior to the Closing Date by Purchaser if any representation or warranty of the Company contained in this Agreement or in any certificate or other document executed and delivered by the Company pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

                  12.1.3 at any time prior to the Closing Date by the Company if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is or becomes untrue in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof; and

                  12.1.4 by the Company if (i) its Board of Directors determines in the exercise of its fiduciary duty that such action is appropriate in furtherance of the best interests of the Stockholders in order to accept an alternative proposal permitted by Section 5.10.2, and (ii) the Company pays Purchaser a cash "break-up" fee of $250,000; and

                  12.1.5 by Purchaser or the Company if the Closing shall not have been consummated by December 31, 1997.

         SECTION 12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 2.4 by Purchaser at its election or due to the intentional non-compliance with Sections 12.1.2 or 12.1.3 above, Purchaser or the Company, as applicable, shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity against the non-complying party. In the event of a termination of this Agreement under the provisions of this Article or Section 2.4, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement; provided, however, that if a termination of this Agreement occurs pursuant to the last sentence of Section 7.2, the parties hereto shall stand fully released and discharged of any and all obligations under this Agreement.


                                  ARTICLE XIII

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         SECTION 13.1 NONDISCLOSURE. The Company recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain Confidential Information of Purchaser that is valuable, special and unique assets of Purchaser's business. Purchaser acknowledges that it has had in the past, currently has, and in the future may possible have, access to certain Confidential Information of the Company that is valuable, special and unique assets of the Company's business. The Company and Purchaser agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Purchaser and (b) to counsel and other advisers to Purchaser, respectively, provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 13.1, unless (i) such information becomes available to or known by the public generally through no fault of the Company, or Purchaser, as the case may be, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Company or Purchaser, as the case may be, shall, if possible, give prior written notice thereof to the Company and Purchaser and provide the Company or Purchaser with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the transaction or otherwise.

         SECTION 13.2 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties agree that, in the event of a breach by either of them of the foregoing covenant, the covenant may be enforced against either of them by injunctions and restraining orders.

           SECTION 13.3 SURVIVAL. The obligations of the parties under this
Article XIII shall survive the termination of this Agreement.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1 AMENDMENT; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         SECTION 14.2 ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to a wholly owned subsidiary of Purchaser (provided that any such assignment shall not relieve Purchaser of its obligations hereunder) and except that after the Closing the Company may assign its rights hereunder to its shareholders or a trust for their benefit pursuant to the Company's Plan of Complete Liquidation and Dissolution.

         SECTION 14.3 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 14.4 ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 14.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 14.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the Company contained herein shall not survive the Closing.

         SECTION 14.7 GOVERNING LAW. This agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Ohio.

         SECTION 14.8 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 14.9 GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         SECTION 14.10 REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

         SECTION 14.11 CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that Purchaser or the Company has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers,
(b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by Purchaser in connection with the conduct of its Initial Public Offering and conducting an examination of the operations and assets of the Company; provided that Purchaser or the Company shall reasonably promptly provide notice to the other of any release made under this Section 14.11. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

         SECTION 14.12 NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to Purchaser:         Universal Document Management Systems, Inc.
                                  8044 Montgomery Road, Suite 700
                                  Cincinnati, Ohio 45236
                                  Attn.: Terry L. Theye

         with a copy to:          Dinsmore & Shohl LLP
                                  1900 Chemed Center
                                  255 East Fifth Street
                                  Cincinnati, Ohio 45202
                                  Fax No.: (513) 977-8141
                                  Attn:  Charles F. Hertlein, Jr.

         If to the Company:       ACCESS Corporation
                                  4350 Glendale-Milford Road
                                  Cincinnati, Ohio 45242
                                  Fax No.: (513) 786-8363
                                  Attn:  Scott D. Watkins

         with a copy to:          Taft, Stettinius & Hollister
                                  1800 Star Bank Center
                                  425 Walnut Street
                                  Cincinnati, Ohio 45202
                                  Fax No.: (513) 381-0205
                                  Attn:  Gerald S. Greenberg, Esq.

         SECTION 14.13 CHOICE OF FORUM. Each of the parties hereto shall be subject to the in personam jurisdiction of any state or federal court located in Hamilton County, State of Ohio.

         SECTION 14.14 NO WAIVER; REMEDIES. No party hereto shall by any act (except by written instrument pursuant to Section 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         SECTION 14.15 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 14.16 COSTS, EXPENSES AND LEGAL FEES. If the transactions contemplated hereby are not consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) incurred in connection with the transactions contemplated herein. Provided that the transactions contemplated hereby are consummated, the Purchaser shall bear the Company's attorneys' fees, not to exceed $50,000.

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                                       39

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                      PURCHASER:
                                      UNIVERSAL DOCUMENT
                                      MANAGEMENT SYSTEMS, INC.


                                      By: _________________________________
                                            Terry L. Theye, President


                                      COMPANY:
                                      ACCESS CORPORATION


                                      By: _________________________________
                                            Scott D. Watkins, President

                                   ATTACHMENTS

Exhibit 1.1.21               List of Target Companies
Exhibit 2.3                  Allocation of the Purchase Price
Exhibit 7.3                  Company Retention Agreements
Exhibit 8.4                  Form of Opinion of Company Counsel
Exhibit 9.3.1                Form of Opinion of Purchaser Counsel
Exhibit 10.1.10              Form of Employment Agreements

                                       ***
Company Disclosure Schedules:

         Schedule 2.1.1(v)          Real Property and Leases
         Schedule 2.1.1(vi)         Intangible Assets
         Schedule 3.1               Organization and Good Standing
         Schedule 3.2               Corporate Records
         Schedule 3.3               Authorization and Validity
         Schedule 3.4               No Violation
         Schedule 3.5               Consents
         Schedule 3.6               Financial Statements
         Schedule 3.7               Liabilities and Obligations
         Schedule 3.8               Employee Matters
         Schedule 3.9               Employee Benefit Plans
         Schedule 3.10              Absence of Certain Changes
         Schedule 3.11              Title; Leased Assets
         Schedule 3.12              Commitments
         Schedule 3.13              Insurance
         Schedule 3.14              Proprietary Rights and Information
         Schedule 3.15              Taxes
         Schedule 3.16              Compliance with Laws
         Schedule 3.17              Finder's Fee
         Schedule 3.18              Litigation
         Schedule 3.19              Condition of Fixed Assets
         Schedule 3.20              Distributions and Repurchases
         Schedule 3.21              Banking Relations
         Schedule 3.22              Ownership Interests of Interested Persons;
                                      Affiliations
         Schedule 3.23              Environmental Matters
         Schedule 3.24              Certain Payments

Purchaser Disclosure Schedules:
         Schedule 4.1               Organization and Good Standing
         Schedule 4.2               Authorization and Validity
         Schedule 4.3               Finder's Fee




                                       41